Exhibit 99.906.CERT
CERTIFICATIONS PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT
John T. Genoy, President, and Donna M. Handel, Treasurer of SunAmerica Focused Alpha Growth Fund, Inc., (the “registrant”), each certify to the best of his or her knowledge that:

1.	The attached Form N-CSR report of the registrant fully complies with the requirements of Sections 13(a) and 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in such N-CSR report fairly represents, in all material respects, the financial condition and results of operations of the registrant as of, and for, the periods presented in the report.
Dated: February 17, 2010

/s/	John T. Genoy
John T. Genoy
President

/s/	Donna M. Handel
Donna M. Handel
Treasurer